EXHIBIT 11
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                                                                     EXHIBIT 11
                     NINE WEST GROUP INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands except per share data)

                                                           Thirteen weeks ended
                                                             May 4     April 29
                                                           -------      -------
PRIMARY EARNINGS PER SHARE:
  Earnings:
    Net income available for common stock                  $15,050      $14,050
                                                            ======       ======
  Shares:
    Weighted average number of common shares outstanding    35,402       34,810
                                                            ======       ======
  Primary earnings per share:
    Net income                                             $  0.43      $  0.40
                                                            ======       ======

ADDITIONAL PRIMARY COMPUTATION
  Earnings:
    Net income available for common stock                  $15,050      $14,050
                                                            ======       ======
  Shares:
    Weighted average number of common shares outstanding    35,402       34,810
    Add:
      Net effect of dilutive stock options based on the
       treasury stock method using average market price      1,170          283
                                                            ------       ------
      Weighted average number of shares outstanding
       including common stock equivalents                   36,572       35,093
                                                            ======       ======
  Primary earnings per share, as adjusted:
    Net income                                             $  0.41      $  0.40
                                                            ======       ======


(1) Fully diluted earnings per common and common equivalent share are equal to primary earnings per share.

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